UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 601

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 21, 2023, the Company entered into a definitive agreement (the “Securities Purchase Agreement”) with certain accredited investors to sell in a registered direct offering (i) an aggregate of 15,000 shares of the Company’s newly-designated Series F Convertible Preferred Stock with a stated value of $1,000 per share, convertible into shares of the Company’s common stock, no par value (the “Common Stock”), pursuant to the terms of the Securities Purchase Agreement, and (ii) warrants to acquire up to an aggregate of 6,651,885 shares of Common Stock, subject to adjustment.

The legal opinions of DLA Piper LLP (US) and Haynes and Boone, LLP, relating to the legality of the issuance and sale of the securities in the offering are attached as Exhibit 5.1 and Exhibit 5.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of DLA Piper LLP (US)
5.2	Opinion of Haynes and Boone, LLP
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: February 23, 2023	By:	/s/ Chris Chapman
Chris Chapman, M.D.
President